Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-132155) pertaining to the 1997 Equity Incentive Plan, and the 2005 Equity Incentive Plan of Cardica, Inc. of our report dated July 28, 2006, with respect to the financial statements of Cardica, Inc. included in the Annual Report on Form 10-K for the year ended June 30, 2006.
/s/ Ernst & Young LLP

Ernst & Young LLP
Palo Alto, California
September 12, 2006